Exhibit 10.2

AMENDMENT TO INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE INDEPENDENT CONTRACTOR SERVICES AGREEMENT (this “Amendment”) is made this 4th day of November, 2015 by and between Power Strategies, LLC (“PSL”) and NanoFlex Power Corporation (the “Company.”) All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in that certain Independent Contractor Services Agreement dated as of October 25, 2014 (the “Agreement”) between the parties.

Agreement:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Modification of Agreement.

1.1	Modification of Paragraph 2. Paragraph 2 of the Agreement shall be modified to also include the following language at the end of the last sentence in the paragraph prior to the words “(this “Agreement”)”: “as a consultant and in addition to the consulting services provided by PSL, pursuant to which J. Norman Allen shall provide services to the Company as its Chief Technology Officer, to which position J. Norman Allen was appointed by the Company’s Board of Directors on June 19, 2015.” Paragraph 2 of the Agreement shall additionally be modified to also include the following language in the parenthesis which states “(NanoFlex)”: “or the Company.”

1.2	Modification of Paragraph 4: Services. Paragraph 4: Services shall be modified to also include the following language at the end of the last sentence in the paragraph after sentence ending with “purposes.”: “Additionally, pursuant to this Agreement, J. Norman Allen shall serve in the capacity of and perform the services typically performed by a Chief Technology Officer for the Company.”

1.3	Modification of Paragraph 5: Independent Contractor. Paragraph 5: Independent Contractor shall be modified to be entirely replaced with the following language: “NanoFlex will retain PSL’s services in the capacity of an independent contractor. It is agreed that PSL will not be an employee nor authorized agent of NanoFlex. Additionally, it is agreed that J. Norman Allen will serve in his capacity as Chief Technology Officer as an independent contractor and that no employment relationship is formed between him and the Company. Accordingly, PSL shall determine the time, location, manner and means by which we perform and complete the Services and J. Norman Allen shall perform the services typical of a Chief Technology Officer at the direction of the Company’s board of directors and its Chief Executive Officer. Neither PSL nor J. Norman Allen shall have any authority to enter into contracts or binding commitments or obligations in the name of or on behalf of NanoFlex without the express prior written authorization NanoFlex as to the specific contract or commitment.”

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1.4	Modification of Paragraph 7: Fees for Services. Paragraph 7: Fees for Services shall be modified to also include the following language at the end of the last sentence in the paragraph: “PSL shall also receive as compensation hereunder warrants (the “Warrants”), in the form substantially attached hereto as Exhibit A, to purchase a total of 2,400,000 shares of the Company’s $.0001 par value per share common stock (the “Common Stock”) to vest as follows:

(a)	1,200,000 of the Warrants shall vest immediately upon the execution of this Amendment.

(b)	600,000 of the Warrants shall vest on the first anniversary of the date of this Amendment.

(c)	600,000 of the Warrants shall vest on the second anniversary date of this Amendment.

1.5	Modification to add Paragraph 13. The following shall be added to the Agreement immediately following paragraph 12 of the agreement: “The Warrants and the shares of Common Stock issuable upon the exercise thereof, are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act,”) pursuant to Regulation D and shall bear a “restricted legend.” In connection with the acquisition of the Warrants and the shares of Common Stock issuable upon the exercise thereof, PSL represents and warrants to the Company that (i) it will not sell or otherwise transfer the Warrants during the period in which they are subject to forfeiture and without registration under the Securities Act or an exemption therefrom and that it will not sell or otherwise transfer the shares of Common Stock issuable upon the exercise of the Warrants without registration under the Securities Act or an exemption therefrom; (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrants and is able to bear such risks; and (iii) it is acquiring the Warrants for its own account, for investment purposes only and not with a view to distribute or resell such securities in whole or in part.”

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1.6	Modification to add Exhibit A. The Agreement shall be modified to include as an attachment titled “Exhibit A” the form of warrant attached hereto as Exhibit A.

2.         Miscellaneous. Except as amended pursuant to this Amendment, the Agreement remains in effect in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be executed as of the date first written above.

NanoFlex Power Corporation		Power Strategies LLC

By:	/s/ Dean L. Ledger	By:	/s/ J. Norman Allen
	Dean L. Ledger, CEO		J. Norman Allen, President

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